Exhibit 1a.6i

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

YayYo, Inc.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by ____________________________ (the “Investor”) of $________________ (the “Purchase Amount”) not later than two (2) business days following the date of execution (the “Sale Date”) of this Simple Agreement for Future Equity (this “Agreement” or this “Instrument”), YayYo, Inc., a Delaware corporation (the “Company”), hereby issues to the Investor the right to receive the SAFE Preferred Stock and the Conversion Shares, subject to the terms set forth below. The following “RECITALS” form part of this Agreement and are an integral part hereof:

RECITALS

WHEREAS, the Company is conducting a private placement offering (the “Offering”) of rights to receive up to U.S. $5,000,000 of shares of the Company SAFE convertible preferred stock, par value $0.000001 per share (the “SAFE Preferred Stock”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act; and/or Regulation S promulgated under the Securities Act; and

WHEREAS, the SAFE Preferred Stock shall accrue a dividend on the Purchase Amount paid for the SAFE Preferred Stock from the Sale Date up through the occurrence of an “Event” described in Section 1 below, at the rate of Eight Percent (8%) per annum (“Dividend”); and

WHEREAS, the Offering will terminate on the sooner of (a) the completion or termination of the Company’s Regulation A+ (Tier 2) offering pursuant to the Company’s Offering Circular described herein, or (b) June 30, 2017 (the “Offering Period”); and

WHEREAS, the Investor described below desires to purchase certain shares of Company SAFE Preferred Stock, convertible into the Conversion Shares at the discounted conversion price hereinafter provided and on the terms and conditions hereinafter set forth; and

WHEREAS, all references in this Agreement to “U.S.” shall mean the United States and all references to “dollars” or “$” shall mean United States dollars.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

The “Offering Price” means the initial price per share of Common Stock offered to the public in connection with an Equity Financing.

The “Discount Rate” means a discount from the initial Offering Price of shares of Company’s common stock, $0.000001 par value per share (the “Common Stock”) offered to the public pursuant to the Company’s Offering Circular (as defined below), and is dependent on the Sale Date made by the Investor, as follows:

a.	(a) If the Sale Date shall be on or before December 31, 2016, the Discount Rate shall be Fifty Percent (50%);

a.	(b) If the Sale Date shall be after December 31, 2016, but on or before January 15, 2017, the Discount Rate shall be Thirty Percent (30%);

a.	(c) If the Sale Date shall be after January 15, 2017, but on or before January 31, 2017, the Discount Rate shall be Twenty Percent (20%);

a.	(d) If the Sale Date shall be after January 31, 2017, but on or before February 15, 2017, the Discount Rate shall be Ten Percent (10%).

If the Sale Date shall be between February 16, 2017 and the termination of the SAFE Shares Offering Period described below, there shall be no discount from the Offering Price.

See Section 2 for certain additional defined terms.

1.            Events.

(a)          Equity Financing. If there is an Equity Financing before the expiration or termination of this instrument, the Company will automatically issue to the Investor a number of Conversion Shares that shall be equal to (1) the Purchase Amount (plus all accrued unpaid Dividends thereon) divided by (2) the Conversion Price. In connection with the issuance of SAFE Preferred Stock and Conversion Shares by the Company to the Investor pursuant to this Section 1(a), the Investor will execute and deliver to the Company all transaction documents that may be required in connection with the Equity Financing; provided, that such documents are the same documents to be entered into with the other purchasers of SAFE Preferred Stock, with appropriate variations for the SAFE Preferred Stock and Conversion Shares if applicable, and provided further, that such documents have customary exceptions to any drag-along applicable to the Investor, including, without limitation, limited representations and warranties and limited liability and indemnification obligations on the part of the Investor; and

(b)          Liquidity Event. If there is a Liquidity Event before the expiration or termination of this Agreement, the Investor will, at its option, either (i) receive a cash payment equal to the Purchase Amount (plus all accrued unpaid Dividends thereon) subject to the following paragraph, or (ii) automatically receive from the Company a number SAFE Shares equal to the Purchase Amount (plus all accrued unpaid Dividends thereon) divided by the Liquidity Price, if the Investor fails to select the cash option. In connection with Section 1(b)(i), the Purchase Amount (plus all accrued unpaid Dividends thereon) will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investor and holders of other SAFE Shares (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount (plus all accrued unpaid Dividends thereon) divided by the Liquidity Price. In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce, pro rata, the Purchase Amount (plus all accrued unpaid Dividends thereon) payable to the Cash-Out Investors by the amount determined by its board of directors in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, and in such case, the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount (plus all accrued unpaid Dividends thereon) divided by the Liquidity Price.

(c)          Dissolution Event. If there is a Dissolution Event before this Instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount (plus all accrued unpaid Dividends thereon), due and payable to the Investor immediately prior to, or concurrent with, the consummation of the Dissolution Event, plus any accrued dividends on the SAFE Preferred Stock. The Purchase Amount (plus all accrued unpaid Dividends thereon) will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Capital Stock by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor and all holders of all other SAFE Preferred Stock (the “Dissolving Investors”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Investors of their respective Purchase Amount (plus all accrued unpaid Dividends thereon), then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Investors in proportion to the Purchase Amount (plus all accrued unpaid Dividends thereon) they would otherwise be entitled to receive pursuant to this Section 1(c).

(d)          Forced Conversion Event. If an Equity Financing, a Liquidity Event or a Dissolution Event has not occurred on or before December 31, 2017, the Company will automatically issue to the Investor a number of Conversion Shares that shall be equal to (1) the Purchase Amount (plus all accrued unpaid Dividends thereon) divided by (2) the Conversion Price, subject to a valuation cap equal to Fifty Million United States Dollars ($50,000,000).

(e)          Termination. This Instrument will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Instrument) upon either (i) the issuance of the SAFE Preferred Stock or Conversion Shares to the Investor pursuant to Section 1(a) or Section 1(b)(ii); or (ii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b)(i) or Section 1(c), or (iii) the issuance of Conversion Shares to the Investor pursuant to Section 1(d) above.

2.            Definitions.

“Capital Stock” means the capital stock of the Company, including, without limitation, the Common Stock and the “SAFE Preferred Stock.”

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” means the sum, as of immediately prior to the Equity Financing, of: (1) all shares of Capital Stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding (A) this Instrument, (B) all other SAFE Preferred Stock, (C) the Conversion Shares, and (D) convertible promissory notes; and (2) all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Equity Financing.

“Conversion Price” means that per share price applicable to the Conversion Shares which shall be the Offering Price per share of Common Stock offered to the public in connection with an Equity Financing, multiplied by a percentage (expressed as a decimal) equal to (a) 100%, less (b) the applicable Discount Rate. For the avoidance of doubt, if, for example, the Offering Price per share in the Equity Financing shall be $8.00 and the Discount Rate applicable to a particular investor in the SAFE Preferred Stock was 30%, then such Conversion Price shall be $5.60 per share.

“Distribution” means the transfer to holders of Capital Stock by reason of their ownership thereof of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of Capital Stock by the Company or its subsidiaries for cash or property other than: (i) repurchases of Common Stock held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to an agreement providing, as applicable, a right of first refusal or a right to repurchase shares upon termination of such service provider’s employment or services; or (ii) repurchases of Capital Stock in connection with the settlement of disputes with any stockholder.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Equity Financing” means the sale of Company Common Stock either (a) in the Regulation A+ (Tier 2) offering pursuant to the Offering Circular qualified and approved by the SEC or (b) an Initial Public Offering.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Forced Conversion Event” means the forced conversion of the SAFE Preferred Stock pursuant to the terms of this Instrument in the event that the Company does not consummate an Equity Financing on or before December 31, 2017.

“Initial Public Offering” means the closing of the Company’s first best efforts or firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act and declared effective by the SEC.

“Liquidity Capitalization” means the number, as of immediately prior to the Liquidity Event, of shares of Capital Stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of Common Stock reserved and available for future grant under any equity incentive or similar plan; (ii) this Instrument; (iii) other SAFE Preferred Stock; and (iv) convertible promissory notes.

“Liquidity Event” means a Change of Control or Equity Financing.

“Liquidity Price” means the price per share equal to the Valuation Cap divided by the Liquidity Capitalization.

“Offering Circular” means, collectively, the SEC Form 1-A and preliminary offering circular, including all exhibits thereto, as filed with the SEC on December 22, 2016 and any amendments thereto, pursuant to Regulation A+ (Tier 2) for the sale of the Company’s Common Stock to the public upon the qualification and approval of the “Offering Circular” by the SEC.

“SAFE” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this Instrument, purchased by Investors for the purpose of funding the Company’s business operations.

“SAFE Preferred Stock” means the shares of a series of SAFE Preferred Stock that automatically converts into Conversion Shares that are issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the other SAFE Preferred Stock sold to other Investors in the Offering with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the applicable Conversion Price; and (ii) the basis for any dividend rights, which will be based on the Conversion Price.

“SAFE Shares” means the collective reference to the SAFE Preferred Stock and the Conversion Shares issuable upon conversion of the SAFE Preferred Stock.

“SAFE Shares Offering Period” means the duration of the offering of SAFE Shares by the Company which shall terminate on the sooner of (a) the completion or termination of the Company’s Regulation A+ (Tier 2) offering pursuant to the Company’s Offering Circular as filed with the SEC, or (b) June 30, 2017.

3.            Issuance of Conversion Shares. Upon the date that an Equity Financing is consummated, including the offering and sale of up to Fifty Million United States Dollars ($50,000,000) of shares Company common stock, $0.0001 par value per share (the “Common Stock”) by the Company pursuant to its Regulation A+ (Tier 2) Offering Circular, as filed with the United States Securities and Exchange Commission (“SEC”) on December 22, 2016 and any amendments thereto (the “Offering Circular”) is qualified and approved by the SEC (the “Approval Date”), the Investor’s right to receive shares of the SAFE Preferred Stock shall automatically, and without any further action on the part of the Investor or the Company, convert (i) into shares of common stock, par value $0.000001 per share, of the Company (the “Conversion Shares”) at the Conversion Price described herein.

4.            Company Representations.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)          The execution, delivery and performance by the Company of this Instrument is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This Instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)          The performance and consummation of the transactions contemplated by this Instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)          No consents or approvals are required in connection with the performance of this Instrument, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e)          To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

(f)          The Company has furnished to the Investor a copy of the preliminary Offering Circular in respect of the Company’s Regulation A+ Offering; a true copy of which is annexed to this instrument as Exhibit A hereto.

5.            Investor Representations.

(a)          The Investor has full legal capacity, power and authority to execute and deliver this Instrument and to perform its obligations hereunder. This Instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)          The Investor has been advised that this Instrument and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Instrument and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c)          Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of Investor’s business;

(d)          Investor and any accounts for which Investor is acting are each able to bear the economic risk of its investment and can afford the complete loss of such investment;

(e)          Investor and any accounts for which Investor is acting are acquiring the Securities for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Securities in violation of the Securities Act;

(f)          Investor acknowledges that Investor has received a copy of the Company’s preliminary Offering Circular pursuant to Regulation A+ (Tier 2) relating to the offering of the Company’s Common Stock. The Investor understands that such Offering Circular is subject to amendments based on comments received from the Securities and Exchange Commission; which comments and such revisions may be material. Accordingly, the Investor acknowledges that he or it is not relying solely on the information contained in the Offering Circular in making his or its decision to invest in the Company.

(g)          The Investor has the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Company’s Common Stock as well as the Company’s business to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as Investor deems necessary to verify the accuracy of the information referred to in the final Offering Circular; Investor represents and agrees that prior to Investor’s agreement to purchase the Company’s securities Investor will have asked such questions, received such answers and obtained such information as Investor deems necessary to verify the accuracy (i) of the information referred to in the final Offering Circular and (ii) of any other information that Investor deems relevant to making an investment decision with respect to the Company’s securities;

(h)          Investor is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company; and

(i)          Investor will not engage in hedging transactions involving the Securities or the related Common Stock unless in compliance with the Securities Act.

(j)          Investor understands that the SAFE Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act and that the Securities will bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Certificates evidencing the SAFE Shares shall not contain any legend (including the legend set forth in Section 5(j) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such SAFE Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel, at the Company’s expense, to issue a legal opinion to the Company’s transfer agent promptly if required by the Company’s transfer to effect the removal of the legend hereunder.

(k)          Investor acknowledges that the Company, its management and others will rely upon Investor’s confirmation, acknowledgments and agreements set forth herein and Investor agrees to notify the Company promptly if any of Investor’s representations or warranties herein ceases to be accurate and complete.

(l)          If the Investor is not a “U.S. person”:

i.            (i)          Investor’s principal address is outside the United States;

i.            (ii)         Investor was located outside the United States at the time any offer to buy the Securities was made to Investor and at the time that the buy order was originated by Investor, and Investor is not a “U.S. person” (as defined in Rule 902(k) of Regulation S) (a “Non-U.S. Person”);

i.            (iii)        Investor is not a U.S. Person (as defined in Rule 902(k) of Regulation S) and is not purchasing the SAFE Shares on behalf of a person in the United States or a U.S. Person;

i.            (iv)        neither the Investor nor any disclosed principal is a U.S. Person nor are they subscribing for the SAFE Shares for the account of a U.S. Person or for resale in the United States and the Investor confirms that the SAFE Shares have not been offered to the Investor in the United States and that this Agreement has not been signed in the United States;

i.            (v)         the Investor acknowledges that the SAFE Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

i.            (vi)        the Investor and if applicable, the disclosed principal for whom the Investor is acting, understands that the Company is the seller of the SAFE Shares and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Investor and if applicable, the disclosed principal for whom the Investor is acting, agrees that it will not, during a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least ninety (90) days) distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the SAFE Shares or underlying securities other than to a non-U.S. Person;

i.            (vii)       the Investor and if applicable, the disclosed principal for whom the Investor is acting, acknowledges and understands that in the event the SAFE Shares are offered, sold or otherwise transferred by the Investor or if applicable, the disclosed principal for whom the Investor is acting, to a non-U.S Person prior to the expiration of a one-year (six (6) months if the Company becomes a mandatory reporting issuer and has been such for at least ninety (90) days) distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

i.            (viii)      neither the Investor nor any disclosed principal will offer, sell or otherwise dispose of the SAFE Shares in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

(m)          Investor acknowledges that the Company, its management and others will rely upon Investor’s confirmation, representations, warranties, acknowledgments and agreements set forth in this Instrument and in Annex A and Annex B, attached hereto and incorporated herein by reference, and Investor agrees to notify the Company promptly if any of Investor’s representations or warranties herein ceases to be accurate and complete. Investor acknowledges and agrees that the Company is entitled to rely upon Investor’s confirmation, representations, warranties, acknowledgments and agreements and the Company is irrevocably authorized to produce this Instrument or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.            Miscellaneous.

(a)          Any provision of this Instrument may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b)          Any notice required or permitted by this Instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)          The Investor is not entitled, as a holder of this Instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(d)          Neither this Instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Instrument and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)          In the event any one or more of the provisions of this Instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Instrument operate or would prospectively operate to invalidate this Instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Instrument and the remaining provisions of this Instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)          THE PARTIES TO THIS AGREEMENT DO HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

IN WITNESS WHEREOF, the undersigned have caused this Instrument to be duly executed and delivered.

COMPANY:

YayYo, Inc.

By:

Name:

Title:

Address:

Email:

INVESTOR:

By:

Name:

Title:

Address:

Email:

ANNEX A

YAYYO, INC.

INVESTOR CERTIFICATION

The undersigned investor (hereinafter, “Investor”) hereby represents and warrants as follows:

FOR ALL INVESTORS

_______ Initial	1. I hereby certify that I am an “accredited investor” under Section 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Investor must also complete all applicable sections below regarding Investor’s status as an “accredited investor”.

_______ Initial

 2. I hereby certify that I am not an “accredited investor” under Section 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act, however, I certify that I am qualified to invest in the Company’s securities because I have, either alone or with my purchaser representative or representatives, such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of such investment. I further certify that I have sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in YayYo, Inc., or I have retained an attorney, accountant, financial advisor or consultant as my purchaser representative. If applicable, the name, address, and telephone number of my purchaser representative follows:

Purchaser Representative Name: ________________________________________________
Purchaser Representative Address: ______________________________________________
Purchaser Representative Telephone: ____________________________________________

FOR ALL INDIVIDUAL ACCREDITED INVESTORS ONLY:

_______ Initial	1. I hereby certify that I am an accredited investor because I am an individual whose net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this questionnaire, “net worth” means the excess of total assets, at fair market value, over total liabilities.
_______ Initial	2. I hereby certify that I am an accredited investor because I am an individual whose individual income (i.e., exclusive of any income attributable to my spouse) exceeds $200,000 in each of the two (2) most recent years, and I reasonably expect to reach the same income level in the current year.
_______ Initial

3.     I hereby certify that I am an accredited investor because I am an individual whose joint income (i.e., inclusive of any income attributable to my spouse) exceeds $300,000 in each of the two (2) most recent years, and I reasonably expect to reach the same income level in the current year.

FOR ALL NON-INDIVIDUAL ACCREDITED INVESTORS

(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______	The Investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The Investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______	The Investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The Investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The Investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The Investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The Investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The Investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The Investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

FOR ALL NON-U.S. PERSON INVESTORS

(all Investors who are not a “U.S. Person” must INITIAL this section):

Initial _______	The Investor is not a “U.S. Person” as defined in Regulation S; and specifically the Investor is not:

A.     a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.     a partnership or corporation organized or incorporated under the laws of the United States;

C.     an estate of which any executor or administrator is a U.S. Person;

D.     a trust of which any trustee is a U.S. Person;

E.     an agency or branch of a foreign entity located in the United States;

F.     a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.     a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.     a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited Investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.     the Investor was not offered the securities in the United States;

J.     at the time the buy-order for the securities was originated, the Investor was outside the United States; and

K.     the Investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States

In Witness Whereof, the undersigned has completed and executed this Investor Certification on the date set forth below, and declares that it is truthful and correct.

Executed at ___________________________ on _____________ ____, 20___.
(City and State)	(Date)

FOR ALL INDIVIDUAL INVESTORS:

Signature of Investor (Individual)	Signature of Co-Investor (Individual)

Printed Name of Investor	Printed Name of Co-Investor

FOR ALL ENTITY INVESTORS:

(Entity Name (Full Legal Name))

(Entity Type and Jurisdiction of Formation)

By:
(Signature)

Name:
(Signing Individual’s Printed Name)

Title:

YAYYO, INC.

ANTI MONEY LAUNDERING REQUIREMENTS

The U.S.A PATRIOT Act

The U.S.A PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the U.S.A PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the U.S.A PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

FOR ALL INVESTORS

The following is required in accordance with the AML provision of the U.S.A PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

YEARLY INCOME:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

NET WORTH:	*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE ENTITIES:

YEARLY INCOME: __________ NET WORTH: __________

TYPE OF BUSINESS:

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.            Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

 (Circle one or more)

2.            If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.            Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

 (Circle one or more)

Investor Signature:

Print Investor Name:

Investor Title (if applicable):

Date: